As filed with the Securities and Exchange Commission on January 7, 2009

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0803242
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

165 Madison Avenue, Memphis, Tennessee 38103
(901) 523-4444
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

First Horizon National Corporation Savings Plan
(Full title of plan)

Clyde A. Billings, Jr.	With a copy to:
Senior Vice President, Assistant General	John A. Niemoeller
Counsel and Corporate Secretary	Senior Vice President, Counsel and Assistant
First Horizon National Corporation	Corporate Secretary
165 Madison Avenue	First Horizon National Corporation
Memphis, TN 38103	165 Madison Avenue
(901) 523-5679	Memphis, TN 38103
(Name, address, including zip code, and telephone	(901) 523-4170
number, including area code, of agent for service)

|X| Large accelerated filer	|_| Accelerated filer	|_| Non-accelerated filer	|_| Smaller reporting company
Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed	Proposed maximum	Amount of
Title of Securities to be	be	maximum offering	aggregate offering	registration
Registered	registered	price per share (1)	price (1)	fee(1)
Common Stock	15,000,000
(including related	shares	$10.33/share	$154,950,000	$6,089.54
Rights)(2)
(1)	Estimated and calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the New York Stock Exchange composite tape for Registrant’s stock on December 31, 2008.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan described herein.

Note on Filing History Related to the Plan

     First Horizon National Corporation (“FHNC,” the “Corporation,” or the “Registrant”) previously filed registration statements on Form S-8 registering shares of its common stock, par value $0.625 per share, that may be issued under the First Horizon National Corporation Savings Plan (as amended to date, the “Plan”) from time to time. The most recent such prior registration statement, File No. 333-147409 filed November 15, 2007 covering 5,000,000 shares of the Registrant’s common stock, is the only such prior registration statement that remains active at this time. Registrant is filing this registration statement to register 15,000,000 additional shares of Registrant’s common stock that may be issued under the Plan from time to time.

Note on Share Issuance

      The Registrant does not intend to sell original issue shares under the Plan in connection with the additional shares registered under this Registration Statement. The Plan and the Registrant contemplate that the Plan trustee will purchase shares of Common Stock for the accounts of the participants on the open market or otherwise from sources other than the Registrant.

PART I

     The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

I-1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As permitted by Instruction E to Form S-8, the contents of Registrant’s registration statement on Form S-8 (File No. 333-147409), which was filed November 15, 2007 covering shares for sale under the Plan, as updated below, is incorporated herein by reference. In addition to the foregoing, the following information is also included in this registration statement:

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007;

(b)	The Registrant’s Current Reports on Form 8-K dated the following dates in 2008: February 8, February 25, April 14, April 28, May 2, June 3 (that Report of that date containing Items 1.01, 2.05, and 9.01 and the amendment to that Report), July 14, July 24, August 5, August 15, August 31 (that Report of that date containing Items 2.01 and 9.01 and the amendment to that Report), November 11, and November 19; and

(c)	The description of the Registrant’s common stock, par value $0.625 per share, and of any related Rights, set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating that description.

     All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

     This item is not applicable.

Item 5. Interests of Named Experts and Counsel

     KPMG LLP, the Registrant’s independent registered public accountants, have no interest in the Registrant.

Item 6. Indemnification of Directors and Officers

     Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FHNC has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. In addition, FHNC has a directors’ and officers’ liability insurance policy which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FHNC has adopted the provisions of the statute as Article 13 of its charter.

     The shareholders of FHNC have approved an amendment to Article Six of the Bylaws pursuant to which FHNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 7. Exemption from Registration Claimed

     This item is not applicable.

Item 8. Exhibits

     All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

	(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U. S. C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

	(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

	(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)) .

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

		(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

	(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g) [not applicable]

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l) [not applicable]

Supplemental Undertakings.

Pursuant to the instruction to Item 8 of Form S-8 concerning Exhibit 5, in lieu of providing an opinion of counsel or Internal Revenue Service (IRS) determination letter concerning the compliance of the Plan with ERISA, the undersigned Registrant undertakes:

(i)	to submit material amendments of the Plan to the IRS in a timely manner, and

(ii)	to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code, as amended.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on January 7, 2009.

FIRST HORIZON NATIONAL CORPORATION

By:	/s/ William C. Losch III
William C. Losch III
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
D. Bryan Jordan*	President and Chief Executive Officer and a	January 7, 2009
D. Bryan Jordan	Director (principal executive officer)

William C. Losch III*	Executive Vice President and Chief Financial	January 7, 2009
William C. Losch III	Officer (principal financial officer)

James F. Keen*	Executive Vice President and Chief Accounting	January 7, 2009
James F. Keen	Officer (principal accounting officer)

Michael D. Rose*	Chairman of the Board and a Director	January 7, 2009
Michael D. Rose

Signature	Title	Date
Robert B. Carter*	Director	January 7, 2009
Robert B. Carter

Simon F. Cooper*	Director	January 7, 2009
Simon F. Cooper

Mark A. Emkes*	Director	January 7, 2009
Mark A. Emkes

James A. Haslam, III*	Director	January 7, 2009
James A. Haslam, III

R. Brad Martin*	Director	January 7, 2009
R. Brad Martin

Vicki R. Palmer*	Director	January 7, 2009
Vicki R. Palmer

Colin V. Reed*	Director	January 7, 2009
Colin V. Reed

William B. Sansom*	Director	January 7, 2009
William B. Sansom

Luke Yancy III*	Director	January 7, 2009
Luke Yancy III

*By: /s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Attorney-in-Fact
January 7, 2009

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on January 7, 2009.

FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Plan Committee Member and Secretary

EXHIBIT INDEX

Exhibit No.		Description

4.	1	Amended and Restated Charter of the Corporation, incorporated herein by reference to Exhibit 3(i) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended 3-31-04.

4.	2	Amendment to Charter, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed April 18, 2008.

4.	3	Articles of Amendment of the Amended and Restated Charter of First Horizon National Corporation, designating Fixed Rate Cumulative Perpetual Preferred Stock, Series CPP, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed November 17, 2008.

4.	4	Bylaws of the Corporation, as amended and restated as of November 19, 2008, incorporated herein by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K dated November 19, 2008.

4.	5	Shareholder Protection Rights Agreement, dated as of October 20, 1998, between the Corporation and First Tennessee Bank National Association, as Rights Agent, including as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Articles of Amendment designating Participating Preferred Stock, incorporated herein by reference to Exhibits 1, 2, and 3 to the Corporation's Registration Statement on Form 8-A filed 10-23-98.

5		No exhibit 5 is filed.
		In accordance with the exceptions specified in Item 8 of Form S-8:
		(a) No opinion of counsel regarding the legality of the securities being registered hereunder is provided because the Plan and the Registrant contemplate that such securities will not include original issuance securities.
		(b) No opinion of counsel concerning compliance of the Plan with ERISA is provided. The Registrant has submitted the Plan to the Internal Revenue Service (IRS) and received a favorable determination letter, and the Registrant has made the undertakings required by Item 8 of Form S-8, as set forth in the Supplemental Undertakings under Item 9 above.

23.	1	Consent of Independent Registered Public Accounting Firm.

23.	2	Consent of Independent Registered Public Accounting Firm.

24.	1	Power of Attorney executed by certain directors and officers of the Registrant.